Exhibit 10.19

Agreement on Change of Contracting Party

Document No.: BEZ-YX202409027

- Party A: Beijing Electronics City Co., Ltd.

- Party B: CGL Flying Fish Logistics (Beijing) Limited

- Party C: CGL Flying Fish Logistics (Shanghai) Ltd. Beijing Branch

- Legal Representative: Jian Yibin

- Registered Address: Room 1306-1, 13F, Building 1, No. 12 Jiuxianqiao Road, Chaoyang District, Beijing

- Mailing Address: Room H02, 11F, Building 1, No. 12 Jiuxianqiao Road, Chaoyang District, Beijing

- Contact: Jiang Min Phone: 18518255177

1.	Background

- On May 11, 2023, Party A and Party B signed a lease agreement (Contract No. BEZ- YX202305012, “Original Contract 1”) for Room 1306, 13F, Electronics City Technology Building, with an area of 124 sqm, leased from June 1, 2023 to May 31, 2025.

- On August 25, 2024, both parties signed a supplementary agreement (Contract No. BEZ-YX2024080222, “Original Contract 2”) changing the leased premises to Room 1102, 48.5 sqm.

2.	Agreement Terms

- From the date of signing this agreement, the lessee under Original Contract 2 changes from Party B to Party C.

- Party C assumes all rights, obligations, and liabilities under Original Contract 2.

- Party B guarantees joint liability for Party C’s obligations under the contract.

3.	Deposit Handling

- Within 10 working days of signing:

- Party C shall pay the new deposit to Party A.

- Party B shall return the original deposit receipt to Party A.

- Within 10 working days of receiving the new deposit:

- Party A shall refund the original deposit to Party B and issue a new receipt to Party C.

4.	Party C Invoice Details

- Company Name: CGL Flying Fish Logistics (Shanghai) Ltd. Beijing Branch

- Tax ID: 91110105MA04B6TE6E

- Bank Account: 77060122000254656

- Bank: Bank of Ningbo, Beijing Wangjing Branch

5.	Validity

- In case of conflict between this agreement and Original Contracts 1 or 2, this agreement shall prevail.

- All other terms remain effective unless otherwise specified.

Attachments:	Fire Safety Commitment

Public Security Commitment

Safety and Environmental Protection Commitment

Copy of Party C’s Business License

Party A (Seal):

Legal Representative or Authorized Representative (Signature/Seal):

Date: Party B (Seal):

Legal Representative or Authorized Representative (Signature/Seal):

Date: Party C (Seal):

Legal Representative or Authorized Representative (Signature/Seal):

Attachment 1

Date: Fire Safety Commitment

To: Beijing Electronic City Co., Ltd.

Committing Party: CGL Flying Fish Logistics (Shanghai) Ltd. Beijing Branch

We, the lessee of Room 1102, 11th Floor, Electronic City Technology Building, No. 12 Jiuxianqiao Road, Chaoyang District, Beijing, in accordance with the Fire Protection Law of the People’s Republic of China and the Beijing Fire Protection Regulations, commit to the following to ensure fire safety of the leased premises, adhering to the principle of “who uses, who is responsible”:

1.)	Strictly comply with national and local fire safety laws, regulations, and systems, establish a fire safety management system, and implement fire safety measures, inspections, and management for the leased premises. Follow the fire prevention policy of “prevention first, combining prevention and firefighting,” designate fire safety personnel, establish fire safety responsibility systems and emergency plans, form a volunteer firefighting team, and ensure no fire or fire alarm incidents occur.

2.)	Regularly conduct fire safety education and drills, promote fire safety knowledge, enhance employees’ fire safety awareness, and integrate fire safety into daily operations.

3.)	Equip the leased premises with sufficient fire-fighting equipment in accordance with laws and regulations, maintain and inspect fire-fighting facilities annually to ensure they are intact and effective, prevent unauthorized use or damage of fire- fighting equipment, and ensure fire and evacuation passages remain unobstructed.

4.)	Actively cooperate with the lessor or property management unit for annual fire technical inspections and electrical fire safety checks, and bear the costs proportional to the occupied area.

5.)	Submit renovation plans to the fire department for approval before any renovations, proceed only after approval, and ensure the premises pass fire department inspections before use. Prohibit unauthorized renovations or use of premises that fail inspections.

6.)	Prohibit burning debris, garbage, or setting off fireworks. For hot work operations, obtain prior approval from the lessor or property management unit, clear flammable materials, brief workers on safety, equip the site with sufficient fire- fighting equipment, designate a safety supervisor, and ensure all ignition sources are extinguished before leaving the site.

7.)	Strengthen fire safety duty management, clarify duty responsibilities, and submit duty rosters to the lessor or designated property management unit. Upon receiving fire alarm notifications from the property management, immediately verify the situation on-site, report to the property management’s fire control center, handle alarms promptly, and activate emergency plans if a fire occurs.

8.)	In case of a fire, immediately report the incident, organize firefighting and evacuation, and avoid delayed, false, or concealed reporting. After extinguishing a fire, protect the scene, cooperate with investigations, and provide accurate information. Do not enter, remove, or clean the fire scene without permission from the public security fire department.

9.)	Actively accept fire safety inspections by the public security fire department, the lessor, or the property management unit, promptly rectify identified hazards, and, for issues that cannot be immediately resolved, implement safety measures, set rectification deadlines, and notify relevant departments for re-inspection upon completion.

10.)	Based on national laws and regulations and our operational needs, after consultation with the lessor, the following specific additions or modifications to this commitment are agreed upon: [Details to be added].

11.)	This commitment is valid for the duration of the lease contract for Room 1102.

12.)	This commitment is a necessary measure to ensure fire safety. If a fire or fire alarm occurs due to our violation of this commitment, we shall bear full responsibility and legal consequences, and compensate the lessor for any losses caused by fire incidents.

Legal Representative or Authorized Representative:

Attachment 2

Public Security Commitment

To: Beijing Electronic City Co., Ltd.

Committing Party: CGL Flying Fish Logistics (Shanghai) Ltd. Beijing Branch

To implement the Public Security Administration Punishment Law of the People’s Republic of China, Beijing Enterprise Public Security Responsibility Regulations, and Law on the Administration of Entry and Exit of Foreigners, ensure internal park safety, maintain normal office order, and protect personal and property safety, we commit to the following:

1.)	Establish and improve safety and security systems based on operational needs, designate security personnel, and educate employees to comply with laws.

2.)	Prohibit all personnel from engaging in illegal activities such as excessive drinking, gambling, prostitution, fighting, pyramid schemes, or illegal gatherings within the park.

3.)	Cooperate with park security management, present identification upon entry, and allow inspections of items upon exit.

4.)	Strictly implement financial management systems, avoid storing excessive cash on-site, and educate employees to secure personal belongings.

5.)	Strengthen warehouse management, ensure valuable items and precision instruments match inventory records, issue exit permits for outgoing goods, and prohibit illegal storage of toxic, radioactive, or flammable/explosive materials.

6.)	Enhance internal security management, implement personnel, technical, and physical security measures, and arrange dedicated nighttime security personnel.

7.)	Strictly implement stability maintenance measures, prevent destabilizing incidents, and report illegal or criminal activities immediately.

8.)	Based on national laws and regulations and our operational needs, after consultation with the lessor, the following specific additions or modifications to this commitment are agreed upon:

9.)	This commitment is valid for the duration of the lease contract for Room 1102.

10.)	If security or destabilizing incidents occur due to our violation of this commitment, we shall bear full responsibility and legal consequences and compensate the lessor for any losses caused.

Legal Representative or Authorized Representative:

Attachment 3

Safety and Environmental Pr006Ftection Commitment

To: Beijing Electronic City Co., Ltd.

Committing Party: CGL Flying Fish Logistics (Shanghai) Ltd. Beijing Branch

As the lessee of Room 1102, 11th Floor, Electronic City Technology Building, No. 12 Jiuxianqiao Road, Chaoyang District, Beijing, in accordance with the Work Safety Law of the People’s Republic of China, Beijing Work Safety Regulations, and other laws, we commit to the following to ensure safety and environmental protection in the leased premises, adhering to the principle of “who uses, who is responsible”:

1.)	Strictly comply with national and local laws, regulations, and systems on work safety, environmental protection, and occupational health, establish management systems, and implement safety, environmental, and health measures, inspections, and management within our operations.

2.)	Take full responsibility for our safety, environmental protection, and occupational health, with the principal person in charge legally accountable for all related work. Establish safety responsibility systems, formulate safety regulations, emergency plans, and operating procedures, and ensure strict implementation.

3.)	Establish environmental protection and sanitation management and inspection systems. Emissions such as waste, noise, and wastewater must comply with laws and meet national or local standards, preventing environmental pollution incidents. Paper, food waste, and hazardous waste shall be handled by qualified recycling units, and the lessor’s environmental facilities shall operate normally during operations.

4.)	Strictly implement measures for heavy air pollution warnings and cooperate with inspections by relevant authorities.

5.)	Establish occupational disease prevention measures, provide compliant protective equipment, and ensure they meet occupational health requirements.

6.)	Cooperate with government and lessor inspections on safety, environmental, and occupational health, and rectify identified hazards promptly.

7.)	Prohibit illegal operations or storage of fireworks, explosives, gasoline, paint thinner, or toxic substances, and prohibit setting off fireworks.

8.)	Comply with safe electricity usage regulations, prohibit overloading or unauthorized wiring, regularly inspect equipment for safety hazards, and ensure all lights and equipment are turned off before leaving to ensure safety.

9.)	Protect the structural integrity of the premises and prohibit unauthorized demolition or modification.

10.)	Ensure legal operations and complete necessary registrations for business, tax, health, and fire safety.

11.)	In case of safety accidents or environmental pollution incidents, promptly report to relevant government authorities and notify the lessor.

12.)	Based on national laws and regulations and our operational needs, after consultation with the lessor, the following specific additions or modifications to this commitment are agreed upon: [Details to be added].

13.)	If safety accidents or environmental pollution incidents occur due to our violation of this commitment, we shall bear full responsibility and legal consequences and compensate the lessor for any losses caused.

14.)	This commitment is valid for the duration of the lease contract.

Legal Representative or Authorized Representative:

Date: